SCHEDULE 14C
(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☑ Preliminary information statement.	☐ Confidential, for use of the Commission
only (as permitted by Rule 14c-5(d)(2))
☐ Definitive information statement.

H&H IMPORTS, INC.

(Name of Registrant as Specified in Its Charter)

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☐  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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H&H Imports, Inc.
14044 Icot Boulevard
Clearwater, Florida 33768

Information Statement

February ____, 2011

On February 25, 2011, the holders of a majority of the voting capital stock of H&H Imports, Inc., a Florida Corporation (the “Company”), acted by written consent in lieu of a special meeting of stockholders to take certain actions, including: approving an amendment to the Company's Articles of Incorporation increasing its authorized shares of common stock. The Company's Board of Directors fixed ___________, 2011 as the record date (the “Record Date”), for determining the holders of its voting capital stock entitled to notice of these actions and receipt of this Information Statement.

This Information Statement is first being mailed on or about _____________, 2011. The actions to be taken pursuant to the written consents dated as of February 25, 2011 shall be taken on or about ______________, 2011, twenty (20) days after the mailing of this Information Statement. You are urged to read the Information Statement in its entirety for a full description of the actions approved by the holders of a majority of the Company's outstanding voting capital stock.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

By Order of the Board of Directors

Kevin Harrington
Chairman of the Board of Directors

INFORMATION STATEMENT PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

To The Stockholders of H&H Imports, Inc.:

NOTICE IS HEREBY GIVEN that the Board of Directors has received approval for pursuant to the written consent of stockholders in lieu of a special meeting, dated February 25, 2011 (the “Written Consent”) to amend the Company’s Articles of Incorporation to increase the number of authorized shares of the Common Stock from four hundred million (400,000,000) shares to seven hundred fifty million (750,000,000) shares.

This Information Statement is being sent to you by the Company's Board of Directors to tell you about certain actions the holders of the Company's outstanding voting capital stock have approved by written consent in lieu of a special meeting of stockholders. This Information Statement is being mailed on or about _____________, 2011. The actions listed above will be taken on or about ______________, 2011, twenty (20) days after the mailing of this Information Statement.

This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 607.0704 of the Florida Business Corporation Act.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO THE COMPANY

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capital stock consisted of 400,000,000 shares of Common Stock, of which 217,677,481 shares were issued and outstanding. In connection with the Written Consent, the holders of approximately 118,605,886 shares of the Common Stock voted to approve the amendment to the Company's Articles of Incorporation. The amendment to the Company's Articles of Incorporation was approved by the holders of 54.5% of the outstanding Common Stock. The resolutions approved pursuant to the Written Consent will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders of record as of the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date, certain information known to us with respect to the beneficial ownership of the Company's voting securities by (i) each person who is known by us to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and the Company's only executive officer at the end of the Company's last fiscal year, and (iii) all of the Company's directors and its executive officer as a group. Unless otherwise indicated, each of the stockholders can be reached at the Company's principal executive offices located at 14044 Icot Boulevard Street, Clearwater, Florida 33768.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Kevin Harrington [1]	98,605,886	45.3%
Steven Rogai [2]	19,926,667	9.0%
Michael Cimino [3]	7,500,000	3.4%

All Directors and Executive Officers as a Group (3 Persons)	126,032,553	56.0%

G Unit, Inc. [4]	30,000,000	12.5%
Donald E. Wray [5]	11,199,250	5.0%

———————

1

The number of shares beneficially owned by Mr. Harrington includes 300,000 shares held in his name and 98,305,886 shares held by Harrington Business Development, Inc., an entity controlled by Mr. Harrington. Mr. Harrington has voting and dispositive control over securities held by Harrington Business Development.

2

The number of shares beneficially owned by Mr. Rogai includes 15,000,000 shares of common stock presently outstanding and 3,500,000 shares of common stock underlying options exercisable at $0.075 per share. In May, 2010 we granted Mr. Rogai options to purchase 7,000,000 shares of common stock at an exercise price of $.075 per share; 3,500,000 of these options vest on November 26, 2010, 1,750,000 of these options vest on May 26, 2011, and 1,750,000 of these options vest on November 26, 2011. The options terminate five years from the vesting date. The number of shares beneficially owned by Mr. Rogai also includes 1,426,667 shares of common stock issuable upon optional conversion of 12% Convertible Promissory Note held by Mr. Rogai.

3

The number of shares beneficially owned by Mr. Cimino includes 5,000,000 shares of common stock presently outstanding and 2,500,000 shares of common stock underlying options exercisable at $0.075 per share. In May, 2010 we granted Mr. Cimino options to purchase 5,000,000 shares of common stock at an exercise price of $.075 per share; 2,500,000 of these options vest on November 26, 2010, 1,250,000 of these options vest on

May 26, 2011, and 1,250,000 of these options vest on November 26, 2011. The options terminate five years from the vesting date.

4

Includes 7,500,000 shares of common stock issued and outstanding, 7,500,000 shares of common stock underlying our Series A Warrant, 7,500,000 shares of common stock underlying our Series B Warrant, and 7,500,000 shares of common stock underlying our Series C Warrant granted pursuant to our October 2010 Private Placement. G Unit, Inc. is reflected as a Selling Security Holder. Curtis E. Jackson, III has voting and dispositive control over securities held by G Unit, Inc. Address is c/o G. Collins & Company, LLC, 8-10 West 37th Street, 4th Floor, New York, New York 10018.

5

The number of shares beneficially owned by Donald E. Wray includes 2,399,250 shares of common stock outstanding, issued pursuant to our Senior Notes, 2,200,000 shares of common stock issued and outstanding, 2,200,000 shares of common stock underlying our Series A Warrant, 2,200,000 shares of common stock underlying our Series B Warrant, and 2,200,000 shares of common stock underlying our Series C Warrant granted pursuant to our 2010 Private Placement. Donald E. Wray is reflected as a Selling Security Holder. Address is 2601 Johnson Road, Springdale, Arizona 72762.

AMENDMENT TO THE ARTICLES OF INCORPORATION
INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors and stockholders of the Company have approved an increase in the number of the Company's authorized shares of Common Stock from four hundred million (400,000,000) shares to seven hundred fifty million (750,000,000) shares by means of an amendment to the Company's Articles of Incorporation.

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because the holders of Common Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the authorization and subsequent issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized Common Stock will not alter their relative rights and limitations.

The Articles of Amendment to the Company's Articles of Incorporation that reflects the increase in the authorized Common Stock is attached hereto as Exhibit A. The increase in the authorized Common Stock will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Florida, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company's stockholders.

Reason for Increase

In order to permit us to raise capital or issue our Common stock for other business purposes, we need to increase the number of shares of our Common Stock authorized for issuance under our Articles of Incorporation. As a result of the increase in authorized Common Stock, the Company will be able to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, establishing strategic relationships with corporate partners, acquiring or investing in complementary businesses or products, providing equity incentives to employees, and effecting stock splits or stock dividends. The Company current has no formal agreement to issue any additional shares in excess of our currently authorized Common Stock.

Effects of Increase

In general, the issuance of any new shares of Common Stock will cause immediate dilution to the Company's existing stockholders, may affect the amount of any dividends paid to such stockholders and may reduce the share of the proceeds of the Company that they would receive upon liquidation of the Company. Another effect of increasing the Company's authorized Common Stock may be to enable the Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company, even if such party is offering a significant premium over the current market price of the Common Stock. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this resolution was not presented with the intent that the increase in the Company's authorized Common Stock be utilized as an anti-takeover measure.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required for the approval of the increase in the number of shares of the authorized Common Stock. On the Record Date, the increase from four hundred million (400,000,000) shares to seven hundred fifty million (750,000,000) shares was approved by the holders of approximately 54.5% of the outstanding shares of Common Stock.

No Dissenters’ Right of Appraisal

Neither Florida law nor our Articles provides our shareholders with dissenters’ rights in connection with the amendment to our Articles. This means that no shareholder is entitled to receive any cash or other payment as a result of, or in connection with the amendment to our Articles, even if a shareholder has not been given an opportunity to vote.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

No persons have any substantial interest in the increase in our authorized shares of Common Stock.

DELIVERY OF DOCUMENTS TO
MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from such stockholders. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by phoning the Company's head office at (727) 288-2738 or by mail to 14044 Icot Boulevard Street, Clearwater, Florida 33768.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports on Forms 10-K and 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

H&H IMPORTS, INC.

Kevin Harrington
Chairman of the Board

APPENDIX A

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
H&H IMPORTS, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of H&H IMPORTS, INC., a Florida corporation (the “Corporation”), bearing Document Number P06000145754, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

FIRST:  Article III, Section 1 of the Corporation’s Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“ARTICLE III

Section 1. The total number of shares of stock which the Corporation shall have the authority to issue shall be 750,000,000 shares of Common Stock of the par value of $.0001 per share and 10,000,000 shares of Preferred Stock.”

SECOND:  The foregoing amendments were adopted by the board of directors at a meeting of the board of directors held on February ___, 2011 and by written consent of the holders of a majority of the issued and outstanding common stock of the of the Corporation dated February ___, 2011.  Therefore, the number of votes cast for the Amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on ________________, 2011.

Steve Rogai, President

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